SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2005 (December 8, 2005)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 7, 2005 the Company advised Deutsche Bank AG, New York Branch as Administrative Agent for the Credit Agreement, dated December 18, 2003, among the Company, Broyhill Furniture Industries, Inc., Drexel Heritage Furniture Industries, Inc., Henredon Furniture Industries, Inc., Lane Furniture Industries, Inc., Maitland-Smith Furniture Industries, Inc. and Thomasville Furniture Industries, Inc. as Borrowers, Various Lenders, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch and The Bank of New York, as Co-Documentation Agents, Suntrust Bank and Wachovia Bank, National Association, as Co-Syndication Agents, Deutsche Bank A G, New York Branch, as Administrative Agent, and Deutsche Bank Securities, Inc., as Sole Lead Arranger and Sole Book Manager that it was voluntarily reducing its commitment from $550,000,000 to $450,000,000.  On December 9, 2005, the commitment was reduced.

Item 8.01. Other Events

On December 8, 2005, the Company announced that it expected fourth quarter net sales to be flat to down slightly and fourth quarter earnings per diluted common share to be in the $0.21 to $0.25 range, which includes the effect of $0.08 of previously disclosed restructuring, asset impairment and severance charges.

Item 9.01. Financial Statements and Exhibits

(c)

99(a)	Press Release dated December 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: December 13, 2005

EXHIBIT INDEX

Exhibit No.	Description

99(a)	Press Release dated December 8, 2005